                  WHOLESALE POWER SUPPLY AND SERVICES CONTRACT
                     BETWEEN TEXAS NEW MEXICO POWER COMPANY
                                       AND
                       CAP ROCK ELECTRIC COOPERATIVE, INC.

             This WHOLESALE POWER SUPPLY AND SERVICES CONTRACT ("Contract") is entered into as of April 16, 1997, by and between TEXAS NEW MEXICO POWER COMPANY, a Texas corporation ("TNP"), and CAP ROCK ELECTRIC COOPERATIVE, INC., a Texas corporation ("Cap Rock"). (TNP and Cap Rock each being referred to herein as a "Party" or jointly as the "Parties").

                                    RECITALS:
             WHEREAS, Cap Rock operates an electric cooperative for the purpose of providing electric power to its customers ("Customers"); and

             WHEREAS, Cap Rock desires to reduce its total costs for electric power by entering into new electric power supply arrangements; and

             WHEREAS, TNP is engaged in the business of managing and marketing electric power and utilizing its management skills and techniques to reduce electric power costs for its customers;

             NOW THEREFORE, in consideration of the recitals and the covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.       DEFINITIONS

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         1.1      "ANCILLARY SERVICES" are defined in the ERCOT Operating
Guide as the same may be amended from time to time.

         1.2 "CAP ROCK DEMAND" means the requirements for electric power imposed on Cap Rock's System by Cap Rock's customers in Cap Rock's Hunt-Collin Division measured in KW as an average over 30 minute intervals.

         1.3      "CAP ROCK ENERGY" has the meaning in Section 3.2.

         1.4 "CONTRACT INTEREST RATE" means the lesser of: (a) the then effective prime rate for large U.S. Money Center Commercial Banks, published under "Money Rates" by the Wall Street Journal plus two percent or (b) the maximum applicable non-usurious rate in the State of Texas.

         1.5      "CUSTOMERS" has the meaning in the Recitals.

         1.6      "TNP" has the meaning in the introductory paragraph.

         1.7      "ENERGY PAYMENT" has the meaning in section 3.2.

         1.8      "ERCOT" means the Electric Reliability Council of Texas.

         1.9      "Energy Price" has the meaning in Section 3.3.

         1.10 "FIRM" means not subject to interruption in the absence of Force Majeure.

         1.11     "FORCE MAJEURE" has the meaning in Section 10.1

         1.12 "GOVERNMENTAL REGULATIONS" means any law. statute. ordinance, or regulation, or any change to any existing law, statute, ordinance or regulation, which is promulgated, enacted or imposed by any local, state or federal government, agency or authority including, without limitation, any environmental law, statute, ordinance or regulation but excluding any Taxes.

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         1.13     "KV" means kilovolt or one thousand volts.

         1.14     "KW" means kilowatt or one thousand watts.

         1.15 "MWH" means megawatt hour or one megawatt or energy for one hour.

         1.16     "POINT OF DELIVERY" has the meaning in Section 2.3.

         1.17 "PRUDENT ELECTRIC INDUSTRY PRACTICES" means any of the reasonably prudent practices, methods, and acts engaged in or approved by a significant portion of the wholesale electric power industry during the relevant time period, or any of the practices methods and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety, and expedition.

         1.18 "REGULATORY COSTS" means any assessments, charges, fees or costs incurred by a Party or for which a Party is liable as a result of Governmental Regulations and which directly affect the cost of electric power delivered to Cap Rock under this Contract, whether from ownership, generation, transmission or the purchase, sale or delivery of electric power or fuel, excluding taxes. "Regulatory Costs" excludes the costs which a Party incurs in the conduct of its business in general, whether or not this Contract exists. 1.19 "Swindell Substation" means the Swindell electric substation located in Hunt County, Texas at the interconnection of the Cap Rock System and the Texas Municipal Power System transmission system.

         1.20 "SYSTEM" means Cap Rock's Hunt-Collin electric transmission and distribution system.

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         1.21     "TAXES" shall include, without limitation, any and all
federal, state or local taxes imposed on or measured by sales, use, gross receipts, consumption or other similar taxes or franchise fees, but shall not include any taxes imposed on net income or net worth for the privilege of doing business or exercising a franchise.

         1.22     "TERM" has the meaning in Section 2.5.

2.       TERMS AND CONDITIONS

         2.1 POWER SUPPLY. During the Term and subject to the limitations set forth in this Contract: (i) TNP shall cause sufficient capacity to be made available, and sufficient power and energy be delivered, to Cap Rock at the Point of Delivery on a Firm basis to satisfy Cap Rock's Demand, (ii) TNP shall have the sole right and obligation to satisfy all of Cap Rock's Demand at the Point of Delivery (so long as TNP has satisfied its contractual requirements to Cap Rock), and (iii) Cap Rock shall accept and pay TNP for all energy which is delivered to Cap Rock by TNP at the Point of Delivery, to satisfy Cap Rock's Demand. Cap Rock and its Customers shall use the energy made available by TNP under this Agreement to meet Cap Rock's Demand and not for resale to persons or entities other than Cap Rock or its customers.

         2.2 RELIABILITY CRITERIA. TNP shall supply electric power to Cap Rock in accordance with ERCOT reliability criteria. TNP shall comply with all ERCOT Operating Guides applicable to generation, scheduling, delivery, metering and telemetering of demand and energy as the same are in effect from time to time.

         2.3 POINT OF DELIVERY. The Point of Delivery for capacity made available and energy delivered under this Contract shall be delivered to the high side of the transformer at the Swindell Substation located in Hunt County, Texas.

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         2.4      METERING. The meter shall be placed on the low side of the transformer at the Swindell Substation. A meter that compensates for transformer losses will be used.

         2.5 TERM. The term of this Contract ("Term") shall commence at 12:01 A.M. on June 1, 1997 and shall expire at 11:59 P.M. on May 31, 1999, unless extended by mutual agreement or as otherwise terminated pursuant to this Agreement.

         2.6 LOAD CONTROL AREA REQUIREMENTS. The Parties agree to incorporate the load of the Hunt-Collin division of Cap Rock into the TNP load control area for the Term of this Contract. All capital costs and expenses associated with required RTUs will be the responsibility of Cap Rock. All telephone line charges for telemetry between the RTU(s) and TNP's load control area will be shared 50%-50% by the Parties.

         2.7 EMERGENCY TIES. The Parties recognize that Cap Rock currently has a normally open emergency interconnection point with TMPA near the City of Farmersville and is contemplating another with the City of Greenville. It is Cap Rock's intent to use these and any future interconnection points solely to accommodate mutual backup energy arrangements with other utilities in the event of system emergencies. Cap Rock agrees to coordinate with and inform TNP system operators of any intent to utilize such interconnection point(s) to receive or-deliver energy.

3.       COMPENSATION, PRICING AND CHARGES

         3.1 COMPONENTS. TNP's compensation for the power supply and other services it provides to Cap Rock under this Contract shall be the total of the following components:

                  1. Energy - the result of (a) The Energy Price (Section 3.3) times (b) the Energy Amount (Section 3.2)

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                  2.       Substation Lease Payment - if any (Section 3.4): and

                  3.       Planned Transmission Service Charges (Section 3.5).

                  4. 50% of telephone line charges for telemetry between the RTUs and TNP's control center.

         3.2 ENERGY AMOUNT. For each month, the Energy Amount shall be the metered KWH.

         3.3 ENERGY PRICE. The Energy Price per KWH for the energy delivered to the Cap Rock system is dependent upon the monthly load factor. The load factor shall be determined by dividing the metered KWH for the month by the product of the metered KW and the number of hours in the monTh. The prices shall be according to the following:

                      MONTHLY LOAD FACTOR                            PRICE PER KWH
                     --------------------------------------------------------------
                      LESS THAN 40%                                   2.833(CENT)
            ---------------------------------------------------------------------
                      40% TO 45%                                      2.756(CENT)
            ---------------------------------------------------------------------
                      45% TO 50%                                      2.695(CENT)
            ---------------------------------------------------------------------
                      50% TO 55%                                      2.645(CENT)
            ---------------------------------------------------------------------
                      55% TO 60%                                      2.603(CENT)
            ---------------------------------------------------------------------
                      MORE THAN 603%                                  2.567(CENT)
            ---------------------------------------------------------------------

         3.4 SUBSTATION LEASE PAYMENT. For each month of the Term, Cap Rock shall pay TNP an amount equal to lease payments payable by TNP under a potential substation lease assignment (Section 15,7)

         3.5 PLANNED TRANSMISSION SERVICE CHARGES. Planned transmission service charges pursuant to Public Utility Commission of Texas Rules and ERCOT procedures

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will be paid by TNP and reimbursed by Cap Rock. The amount paid by TNP for such services to accommodate firm energy deliveries to serve the Cap Rock Demand will be included on the monthly bill to Cap Rock as a separate item.

4.       OBLIGATIONS FOR INTERCONNECTION

         If during the Term of this contract TNP demonstrates to Cap Rock that the capability of the Point of Delivery or any other point of interconnection with other utility systems should be upgraded because the safety, reliability, or the security of the Cap Rock System requires reinforcement or enlargement of the Point of Delivery, and both Parties agree such upgrades are necessary, Cap Rock shall pay the amounts required to upgrade such interconnection facilities, as and when such amounts are incurred. Otherwise TNP shall be released from its obligations under this Contract to the extent such obligations are adversely affected by the failure to upgrade such interconnection facilities.

5.       ACKNOWLEDGMENTS

         Each Party acknowledges and agrees that:

         (a) the material economic terms of this Contract have been individually tailored and negotiated by it:

         (b) the other Party is acting solely in the capacity of an arm's length contractual counterpart with respect to this Contract;

         (c) the other Party is not acting as a financial advisor (or in any similar capacity) with respect to this Contract; and

         (d) it is entering into this Contract in reliance upon its own judgment and upon such tax, accounting, regulatory and financial advice given by its representatives as

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it has deemed necessary and not upon any view expressed by the other Party or its representatives and with full understanding of all of the material risks and it is capable of assuming those risks.

6.       REGULATORY APPROVALS

         The Parties agree to cooperate in obtaining all regulatory approvals necessary to perform its Contract. Each Party shall pay its own costs for any approvals it is required to obtain. Except as otherwise provided in this Contract, TNP shall prepare and submit any filings that may be required to permit full performance of this Contract at TNP cost.

7.       TERMINATION OF CONTRACT

         7.1      The following shall be grounds for termination of this
Contract:

         (a) Either Party may terminate this Contract if the other Party fails to make payment of any amounts due under any provision of this Contract, which failure continues for a period of five (5) days after receipt of written notice of such nonpayment.

         (b) either Party may terminate this Contract if the other Party fails to comply with any other material provision of this Contract, which failure continues for a period of thirty (30) days after written notice of such noncompliance. unless, in the case of a failure which cannot be cured within thirty (30) days, the noncomplying Party has commenced to cure such non-compliance within the thirty (30) day notice period, is thereafter diligently pursuing such efforts, and the noncompliance is cured within sixty
(60) days following the date that written notice of noncompliance is given. If during the cure periods under this Section 7.1(b) the noncomplying Party is, in good faith, attempting to cure its noncompliance then the other Party shall, to the extent its cooperation is required, co-operate with the noncomplying Party so long as that

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cooperation does not require the other Party to waive any of its rights under this Contract make any economic concessions to the noncomplying Party.

         (c)      Either Party may terminate this Contract if the other Party
(i) makes an assignment or any general arrangement for the benefit of creditors; (ii) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause under any bankruptcy or similar law for the protection of creditors, or has such petition filed against it; (iii) otherwise becomes bankrupt or insolvent (however evidenced); or (iv) is unable to pay its debts as they fall due.

         (d) Either Party may terminate this Contract if the other Party or its activities become subject to regulation under state or federal law to a greater or different extent than that existing on the date of this Contract and such greater or different regulation renders this Contract illegal, unenforceable, or materially changes the economic benefits to the Parties.

8.       REMEDIES

         8.1 A Party which may and desires to terminate this Contract pursuant to Section 7.1 or Section 10.2 shall give written notice of its intention to terminate and the reasons therefor to the other Party, which termination shall be effective no earlier than the thirtieth (30th) day following the receipt of said notice from Cap Rock to TNP or no earlier than the sixtieth (60th) day following receipt of said notice from TNP to Cap Rock, whereupon the terminating Party shall be excused and relieved of all obligations and liabilities under this Contract, except those liabilities incurred before the effective date of termination or as a result of the termination.

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         8.2      Each Party shall use every reasonable effort to mitigate
any damages resulting from a breach and/or termination of this Contract.

         8.3 If this Contract is terminated by either Party, each Party shall cooperate in providing the information, documents, software and other resources necessary to facilitate the transition of services that terminate causes.

         8.4 In the event that TNP does not meet the Reliability Criteria (Section 2.2) for reasons other than a Force Majeure event and Cap Rock must acquire power and energy from another source to meet the needs of its System, then TNP shall reimburse Cap Rock to the extent that Cap Rock's cost of replacement energy will be equal to the applicable Energy Price set out in Section 3.3

9.       LIMITATION OF LIABILITY

         In no event shall either Party be liable to the other for, and each of the Parties waive s the right to seek punitive or consequential damages, whether arising in contract, tort, by operation of law or otherwise. Nothing in this Contract shall be construed to create any duty to, standard of care with respect to, or any liability to any person not a party to this Contract

10.      FORCE MAJEURE

         10.1 FORCE MAJEURE. Neither Party shall be responsible or liable for or deemed in breach of this Contract because of any delay or failure in the performance of its obligations under this contract (other than the obligation to pay money) due solely to circumstances beyond the reasonable control of the Party experiencing such delay or failure, including, but not limited to, acts of God; unusually severe weather conditions; war, riots, requirements, actions or failures to act on the part of governmental authorities

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preventing performance; accident; fire; damage to or breakdown of necessary facilities (including, without limitation, the inability to obtain necessary parts and equipment); or transportation or transmission delays, curtailments or accidents (such causes hereinafter called "Force Majeure"); provided that:
(a) the nonperforming Party gives the other Party reasonably prompt written notice describing the particulars of the occurrence; (b) the suspension of performance is of no greater scope and of no longer duration than is required by the Force Majeure; (c) the nonperforming Party uses its best efforts to remedy its inability to perform; (d) when the nonperforming Party is able to resume performance of its obligations under this contract, that Party shall give the other party written notice to that effect; and (e) the Force Majeure was not caused by or connected with any negligent or intentional acts, errors, or omissions of the nonperforming Party, or the nonperforming party's failure to comply with any law, rule, regulation, order or ordinance, or any breach or default of this Contract by the nonperforming Party.

         10.2 TERMINATION DUE TO FORCE MAJEURE. Except as otherwise provided, in no event will any condition of Force Majeure extend the Term of this Contract. If any condition of Force Majeure delays a Party's performance for a time period greater than ninety (90) days, the Party not delayed by such Force Majeure may terminate this Contract, without further obligation; provided that the Party not delayed may at its sole discretion extend such period if the Party delayed by such Force Majeure is exercising due diligence in its efforts to cure the condition of Force Majeure.

         10.3 REMOVAL OF FORCE MAJEURE. The affected Party shall use all reasonable efforts to remedy any inability to perform due to Force Majeure. If within a reasonable time after the occurrence of a Force Majeure the affected that Party has failed to take such

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action as that Party could lawfully and reasonably initiate to remove or relieve either the Force Majeure occurrence or its direct or indirect effects, the other Party may, in its sole discretion and after written notice to the affected Party, but at the affected Party's expense, initiate such reasonable measures as will be designed to remove or relieve such Force Majeure occurrence or its direct or indirect effects and thereafter require the affected Party to resume full or partial performance. The affected party shall reimburse the other Party promptly for the expenses incurred by such other Party in taking the aforementioned measures.

11.      BILLING AND RECORDS

         11.1 BILLING AND PAYMENTS. For each month of the Term of this Contract, TNP shall prepare and deliver to Cap Rock as soon as possible following the end of that month an invoice, setting forth the total charges due from Cap Rock for that month. Cap Rock shall pay to TNP the undisputed charges set forth in TNP invoice not later than the due date which shall be the fifteenth (15th) day from the date of receipt of TNP invoice sent by the earliest mode of transmittal. TNP invoice may be faxed or electronically transmitted to Cap Rock in which case a hard copy will be sent by overnight mail delivery. Cap Rock's payment may be made by check or by electronic wire transfer of same day available funds to TNP account at:

             Texas-New Mexico Power Company
             NationsBank of Texas, Dallas
             Dallas, Texas
             ABA Routing No. 11000012
             Account No. 5050268201

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         11.2     LATE PAYMENTS PENALTY. All undisputed amounts invoiced
pursuant to this Section 11 which are not paid by Cap Rock on or before the due date shall be payable with interest accrued daily from such due date to the date of payment at an annual rate equal to the Contract Interest Rate plus 2%, but in no event greater than the maximum rate permitted by law. Interest shall be calculated from the due date of the invoice to the date of payment.

         11.3 RECORDS. Cap Rock and TNP each shall keep properly stored and maintained and shall make available for the inspection, examination and audit of the other Party, its authorized employees, agents, or representatives and auditors at all reasonable times, such records as required by this Contract and all data, documents, and other materials relating to or substantiating any charges to be paid by or to Cap Rock, for the minimum period required by the State of Texas for records retention.

         11.4 DISPUTES ON INVOICES. If there is a dispute between TNP and Cap Rock concerning the amount of any TNP invoice, Cap Rock shall pay the undisputed portion of the amount stated as due under that invoice. TNP and Cap Rock shall attempt to promptly and amicably resolve the dispute. Upon resolution of the dispute the disputed amount shall be paid or refunded. as the case may be, to the prevailing Party, together with accrued interest at the Contract Interest Rate from the due date or the date the disputed amount was paid by the prevailing Party, as the case may be, to the date of payment or refund, as the case may be.

12.      ARBITRATION

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         Any controversy or claim arising out of or relating to this Contract or the breach thereof which cannot be resolved amicably shall be settled by arbitration. This agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. The award of the arbitrators shall be final, and a judgment may be entered upon it by any court having jurisdiction. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association then prevailing, and shall be conducted in Dallas, Texas unless the Parties agree otherwise.

13.      ASSIGNMENT

         13.1 Neither Party shall (by operation of law or otherwise) assign its rights or delegate its performance under this Contract without the prior written consent of the other, which consent shall not be unreasonably withheld, and any attempted assignment or delegation without such consent shall be void. Subject to the preceding sentence, this Contract and all of its covenants, terms and provisions shall be binding upon and inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         13.2 Notwithstanding Section 14.1, (a) TNP may assign its rights and delegate its performance under this Contract to an affiliate so long as such affiliate has the legal ability. the financial capability and the technical experience necessary- to perform the obligations of TNP under this Contract and (b) Cap Rock may assign its rights and delegate its performance under this Contract together but not separately to a wholly-owned subsidiary of Cap Rock provided that Cap Rock provides a guaranty to TNP of the subsidiary's obligations on terms and in a form reasonably acceptable to TNP.

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         14. NOTICES Unless otherwise provided in this Contract, any notice, consent or other communication required to be made under this Contract shall be in writing, shall include an effective date, and shall be mailed first class, U. S. Mail, postage prepaid, or delivered to the address or sent to the fax number, set forth below:

             Texas-New Mexico Power Company
             4100 International Plaza
             Fort Worth, TX 76109
             P.O. Box 2943
             Fort Worth, TX 76113-2943
             Attn: Manager, Power Resources
             Fax:     (817) 737-1384

15.      MISCELLANEOUS

         15.1 EFFECT OF CONTRACT. This Contract shall not constitute the dedication of either Party's system or resources or any portion thereof to the other Party or to the public. Nothing in this Contract shall create any duty to, any standard of care with reference to, or any liability to any person not a Party to it. Except with respect to the obligations specifically set forth in this Contract, nothing contained in this Contact shall be construed to form a partnership, joint venture, fiduciary, or any other legal relationship between the parties other than the relationship of independent contracting parties.

         15.2 GOVERNING LAW. This Contract is entered into and performable in Hunt County, Texas and shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed in the State of Texas excluding conflicts of laws principles.

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         15.3     AMENDMENT AND WAIVER. This Contract may not be amended,
modified, superseded, or canceled, nor may any of the terms hereof be waived, except by a written instrument executed by both Parties or, in the case of a waiver, by the Party waiving compliance. Any failure of either Party to enforce any of the provisions of this Contract or to require compliance with any of its provisions at any time during the pendency of this Contract shall in no way affect the validity of this Contract, or any part hereof, and shall not be deemed to be a waiver of the right of either Party thereafter to enforce any and each such provision.

         15.4 SEVERABILITY. The invalidity of one or more of the provisions or Sections contained in this Contract shall not affect the validity of the remaining portion of this Contract so long as the material purposes of this Contract can be determined and effectuated. In the event that any portion or all of this Contract is held to be invalid or unenforceable, the Parties agree to negotiate in good faith to reach an equitable agreement on such portion that is void or enforceable which shall effect the intent of the Parties as set forth in this Contract. If after sixty (60) days negotiations are unsuccessful, either Party may request arbitration as allowed under Sections 12 of this Contract.

         15.5 ENTIRE CONTRACT. This Contract constitutes the entire understanding of the Parties with respect to the subject matter hereof. and supersedes all prior agreements and commitments with respect thereto. There are no oral understandings. terms, or conditions and neither Party has relied upon any representation, express or implied, not contained in this Contract.

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         15.6     CAPTIONS. All indexes, titles, subject headings, section
titles, and similar items are provided for the purposes of reference and convenience and are not intended to be inclusive, definitive, or to affect the meaning of the contents or scope of this Contract.

         15.7 SUBSTATION LEASE ASSIGNMENT. In the event that Cap Rock enters into a lease financing arrangement for the Swindell Substation, TNP will accept the assignment under a separate Lease Assignment Agreement. Under that agreement, TNP would pass through to Cap Rock the monthly debt service payments and any other payments or charges that are due under the lease.

         15.8 COOPERATION OF THE PARTIES. The Parties agree to each utilize reasonable diligence and work in good faith to effect the transactions contemplated in this contract by June 1, 1997. Such efforts include but are not limited to:

         - Cooperating with appropriate ERCOT entities in making any required changes to the placed resources depicted in the current ERCOT placing cases to accommodate the transactions contemplated by this contract.

         - Setting up the necessary telemetry- and metering equipment and communications to incorporate the Hunt- Collin load into TNP's load control area.

         IN WITNESS WHERE OF, the Parties hereto have caused this Contract to be signed by their respective duly authorized representatives as of the date first written above.

                                       CAP ROCK ELECTRIC COOPERATIVE, INC.

                                       By: /s/ John D. Parker
                                          -------------------------------------

                                                                          17
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                                       Name: John D. Parker
                                            -----------------------------------

                                       Title: Vice President/Chief
                                              Financial Officer
                                             ----------------------------------


                                       TEXAS NEW-MEXICO POWER COMPANY

                                       By: /s/ Randy Ownby
                                          -------------------------------------

                                       Name: Randy Ownby
                                            -----------------------------------

                                       TITLE: Assistant Vice President
                                             ----------------------------------







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